Deutsche Bank

Exhibit 99.1

Financial Data Supplement Q2 2019

Based on Q3 2019 Segmental Reporting

Q2 2019 Financial Data Supplement

Due to rounding, numbers presented throughout this document may not sum precisely to the totals we provide and percentages may not precisely reflect the absolute figures.

All segment figures reflect the segment composition as of the third quarter 2019, subject to potential refinements to the business perimeter consistent with our overall strategic transformation.

On January 1, 2018, IAS 39 was replaced by IFRS 9. As the transition rules of IFRS 9 do not require a retrospective application to prior periods, the initial adoption effect is reflected in the opening balance of Shareholders' equity for the financial year 2018. The comparative period 2017 in this report is presented in the structure according to IAS 39.

As historical 2017 Credit Risk information based on IAS 39 has not been restated, the 2017 information is not presented in this document.

Summary

	FY 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018	Q1 2019	Q2 2019	Q2 2019 vs. Q2 2018	Q2 2019 vs. Q1 2019	H1 2018	H1 2019	H1 2019 vs. H1 2018
Group financial targets													
Post-tax return on average tangible shareholders' equity[1,2]	(2.0) %	0.3 %	2.1 %	1.0 %	(3.7) %	(0.1) %	0.7 %	(24.3) %	(26.4)ppt	(25.1)ppt	1.2 %	(11.8) %	(13.0)ppt
Adjusted costs, in € bn.[3]	23.9	6.3	5.6	5.5	5.4	22.8	5.9	5.7	2.1 %	(3.9)%	11.9	11.6	(2.5)%
Cost/income ratio[1]	93.4 %	92.6 %	87.8 %	90.3 %	101.2 %	92.7 %	93.2 %	112.6 %	24.9 ppt	19.4 ppt	90.2 %	102.8 %	12.6 ppt
Common Equity Tier 1 capital ratio[1,4,5]	14.0 %	13.4 %	13.7 %	14.0 %	13.6 %	13.6 %	13.7 %	13.4 %	(0.3)ppt	(0.3)ppt	13.7 %	13.4 %	(0.3)ppt
Leverage ratio (fully loaded)[1,6]	3.8 %	3.7 %	4.0 %	4.0 %	4.1 %	4.1 %	3.9 %	3.9 %	(0.0)ppt	0.0 ppt	4.0 %	3.9 %	(0.0)ppt
Key Financial Metrics													
Statement of Income													
Total net revenues, in € bn.	26.4	7.0	6.6	6.2	5.6	25.3	6.4	6.2	(5.9)%	(2.3)%	13.6	12.6	(7.5)%
Provision for credit losses, in € bn.	0.5	0.1	0.1	0.1	0.3	0.5	0.1	0.2	69.7 %	15.3 %	0.2	0.3	65.0 %
Noninterest expenses, in € bn.	24.7	6.5	5.8	5.6	5.6	23.5	5.9	7.0	20.8 %	18.1 %	12.2	12.9	5.4 %
Profit (loss) before tax, in € bn.	1.2	0.4	0.7	0.5	(0.3)	1.3	0.3	(0.9)	N/M	N/M	1.1	(0.7)	N/M
Profit (loss) attributable to Deutsche Bank shareholders, in € bn.	(1.1)	0.0	0.3	0.1	(0.5)	(0.1)	0.1	(3.3)	N/M	N/M	0.3	(3.2)	N/M
Balance Sheet													
Total assets, in € bn.[4]	1,475	1,478	1,421	1,380	1,348	1,348	1,437	1,436	1 %	(0)%	1,421	1,436	1 %
Net assets, in € bn.[1,4]	1,095	1,088	1,026	1,016	1,010	1,010	1,063	1,022	(0)%	(4)%	1,026	1,022	(0)%
Loans (gross of allowance for loan losses), in € bn.[4]	406	392	395	398	405	405	415	419	6 %	1 %	395	419	6 %
Deposits, in € bn.[4]	582	572	558	553	564	564	575	577	3 %	0 %	558	577	3 %
Allowance for loan losses, in € bn.[4]	4	4	4	4	4	4	4	4	(10)%	(5)%	4	4	(10)%
Shareholders' equity, in € bn.[4]	63	62	63	63	62	62	63	59	(6)%	(7)%	63	59	(6)%
Resources													
Risk-weighted assets, in € bn. (fully loaded)[4,5]	344	354	348	342	350	350	347	347	(0)%	(0)%	348	347	(0)%
of which Operational risk RWA, in € bn. (fully loaded)[4]	92	93	93	91	92	92	86	84	(10)%	(2)%	93	84	(10)%
Leverage exposure (fully loaded), in € bn.[6]	1,395	1,409	1,324	1,305	1,273	1,273	1,345	1,304	(2)%	(3)%	1,324	1,304	(2)%
Tangible shareholders' equity (Tangible book value), in € bn.	54	54	54	54	54	54	55	52	(5)%	(5)%	54	52	(5)%
Liquidity reserves, in € bn.	280	279	279	268	259	259	260	246	(12)%	(5)%	279	246	(12)%
Employees (full-time equivalent)[4]	97,535	97,130	95,429	94,717	91,737	91,737	91,463	90,866	(5)%	(1)%	95,429	90,866	(5)%
Branches	2,425	2,407	2,346	2,242	2,064	2,064	2,057	1,994	(15)%	(3)%	2,346	1,994	(15)%
Ratios													
Post-tax return on average shareholders' equity[1]	(1.7) %	0.3 %	1.8 %	0.8 %	(3.2) %	(0.1) %	0.6 %	(21.2) %	(23.0)ppt	(21.8)ppt	1.0 %	(10.2) %	(11.3)ppt
Provision for credit losses as a % of loans	0.13 %	0.09 %	0.10 %	0.09 %	0.25 %	0.13 %	0.13 %	0.15 %	0.06 ppt	0.02 ppt	0.09 %	0.14 %	0.05 ppt
Loan-to-deposit ratio	69.7 %	68.5 %	70.8 %	72.1 %	71.7 %	71.7 %	72.1 %	72.7 %	1.9 ppt	0.5 ppt	70.8 %	72.7 %	1.9 ppt
Common Equity Tier 1 capital ratio (phase-in)[1,4,7]	14.8 %	13.4 %	13.7 %	14.0 %	13.6 %	13.6 %	13.7 %	13.4 %	(0.3)ppt	(0.3)ppt	13.7 %	13.4 %	(0.3)ppt
Leverage ratio (phase-in)[1]	4.1 %	4.0 %	4.2 %	4.2 %	4.3 %	4.3 %	4.1 %	4.2 %	(0.0)ppt	0.0 ppt	4.2 %	4.2 %	(0.0)ppt
Liquidity coverage ratio	140%	147%	147%	148%	140%	140%	141%	147%	0 ppt	6 ppt	147%	147%	0 ppt
Per Share information													
Basic earnings per share[8]	€ (0.53)	€ 0.06	€ 0.03	€ 0.10	€ (0.20)	€ (0.01)	€ 0.08	€ (1.66)	N/M	N/M	€ 0.09	€ (1.59)	N/M
Diluted earnings per share[1,8]	€ (0.53)	€ 0.06	€ 0.03	€ 0.10	€ (0.20)	€ (0.01)	€ 0.08	€ (1.66)	N/M	N/M	€ 0.09	€ (1.59)	N/M
Book value per basic share outstanding[1]	€ 30.16	€ 29.53	€ 29.83	€ 29.75	€ 29.69	€ 29.69	€ 29.84	€ 27.77	(7)%	(7)%	€ 29.83	€ 27.77	(7)%
Tangible book value per basic share outstanding[1]	€ 25.94	€ 25.71	€ 25.91	€ 25.81	€ 25.71	€ 25.71	€ 25.86	€ 24.49	(5)%	(5)%	€ 25.91	€ 24.49	(5)%

For footnotes please refer to page 24.

Consolidated Statement of Income

(In € m.)	FY 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018	Q1 2019	Q2 2019	Q2 2019 vs. Q2 2018	Q2 2019 vs. Q1 2019	H1 2018	H1 2019	H1 2019 vs. H1 2018
Interest and similar income	23,542	5,995	6,414	5,991	6,393	24,793	6,502	6,805	6 %	5 %	12,409	13,307	7 %
Interest expense	11,164	3,044	2,950	2,601	3,006	11,601	3,199	3,174	8 %	(1)%	5,994	6,374	6 %
Net interest income	12,378	2,951	3,465	3,390	3,387	13,192	3,303	3,630	5 %	10 %	6,415	6,933	8 %
Provision for credit losses	525	88	95	90	252	525	140	161	70 %	15 %	183	301	65 %
Net interest income after provision for credit losses	11,853	2,863	3,369	3,300	3,135	12,667	3,163	3,469	3 %	10 %	6,232	6,632	6 %
Commissions and fee income	11,002	2,652	2,634	2,421	2,332	10,039	2,382	2,484	(6)%	4 %	5,286	4,865	(8)%
Net gains (losses) on financial assets/liabilities at fair value through P&L	2,926	1,149	147	320	(284)	1,332	769	213	45 %	(72)%	1,296	982	(24)%
Net gains (losses) on financial assets at fair value through OCI	N/A	154	125	58	(20)	317	46	24	(81)%	(48)%	279	70	(75)%
Net gains (losses) on financial assets at amortized cost	N/A	2	(0)	0	0	2	0	1	N/M	108 %	2	1	(53)%
Net gains (losses) on financial assets available for sale	479	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/M	N/M	N/A	N/A	N/M
Net income (loss) from equity method investments	137	102	74	21	22	219	33	45	(38)%	37 %	176	79	(55)%
Other income (loss)	(475)	(34)	146	(36)	138	215	(183)	(195)	N/M	7 %	113	(377)	N/M
Total noninterest income	14,070	4,026	3,126	2,785	2,188	12,124	3,048	2,573	(18)%	(16)%	7,152	5,620	(21)%
Memo: Net revenues	26,447	6,976	6,590	6,175	5,575	25,316	6,351	6,203	(6)%	(2)%	13,567	12,554	(7)%
Compensation and benefits	12,253	3,002	3,050	2,859	2,903	11,814	2,866	2,813	(8)%	(2)%	6,052	5,679	(6)%
General and administrative expenses	11,973	3,456	2,552	2,642	2,637	11,286	3,070	3,089	21 %	1 %	6,008	6,159	3 %
Impairment of goodwill and other intangible assets[9]	21	0	0	0	0	0	0	1,035	N/M	N/M	0	1,035	N/M
Restructuring activities	447	(1)	182	77	102	360	(17)	50	(73)%	N/M	181	33	(82)%
Noninterest expenses	24,695	6,457	5,784	5,578	5,642	23,461	5,919	6,987	21 %	18 %	12,241	12,906	5 %
Profit (loss) before tax	1,228	432	711	506	(319)	1,330	292	(946)	N/M	N/M	1,143	(654)	N/M
Income tax expense (benefit)	1,963	312	310	277	90	989	91	2,204	N/M	N/M	622	2,295	N/M
Profit (loss)	(735)	120	401	229	(409)	341	201	(3,150)	N/M	N/M	521	(2,949)	N/M
Profit (loss) attributable to noncontrolling interests	15	(0)	40	18	17	75	23	40	0 %	79 %	40	63	57 %
Profit (loss) attributable to Deutsche Bank shareholders and additional equity components	(751)	120	361	211	(425)	267	178	(3,190)	N/M	N/M	481	(3,012)	N/M
Profit (loss) attributable to additional equity components	325	77	80	81	82	319	81	82	2 %	1 %	157	162	3 %
Profit (loss) attributable to DB shareholders	(1,076)	43	282	130	(507)	(52)	97	(3,272)	N/M	N/M	325	(3,174)	N/M
Ratios:[1]													
Net interest margin	1.2%	1.2%	1.4%	1.4%	1.4%	1.3%	1.4%	1.5%	0.1 ppt	0.1 ppt	1.3%	1.4%	0.2 ppt
Average yield on loans	3.0%	3.1%	3.4%	3.4%	3.3%	3.3%	3.4%	3.3%	(0.0)ppt	(0.0)ppt	3.2%	3.4%	0.1 ppt
Cost/income ratio	93.4 %	92.6 %	87.8 %	90.3 %	101.2 %	92.7 %	93.2 %	112.6 %	24.9 ppt	19.4 ppt	90.2 %	102.8 %	12.6 ppt
Compensation ratio	46.3 %	43.0 %	46.3 %	46.3 %	52.1 %	46.7 %	45.1 %	45.3 %	(0.9)ppt	0.2 ppt	44.6 %	45.2 %	0.6 ppt
Noncompensation ratio	47.0 %	49.5 %	41.5 %	44.0 %	49.1 %	46.0 %	48.1 %	67.3 %	25.8 ppt	19.2 ppt	45.6 %	57.6 %	12.0 ppt
Costs:													
Noninterest expenses	24,695	6,457	5,784	5,578	5,642	23,461	5,919	6,987	21 %	18 %	12,241	12,906	5 %
Impairment of goodwill and other intangible assets[9]	21	0	0	0	0	0	0	1,035	N/M	N/M	0	1,035	N/M
Litigation charges, net	213	66	(31)	14	39	88	(17)	164	N/M	N/M	35	147	N/M
Restructuring and Severance	570	41	239	103	181	563	6	92	(62)%	N/M	280	98	(65)%
Adjusted costs	23,891	6,350	5,577	5,462	5,422	22,810	5,930	5,696	2 %	(4)%	11,926	11,626	(3)%
Transformation charges[1]	0	0	0	0	0	0	0	351	N/M	N/M	0	351	N/M
Adjusted costs excl. transformation charges	23,891	6,350	5,577	5,462	5,422	22,810	5,930	5,345	(4)%	(10)%	11,926	11,274	(5)%

For footnotes please refer to page 24.

Consolidated Balance Sheet - Assets

(In € m., unless stated otherwise)	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019	Jun 30, 2019 vs. Dec 31, 2018
Assets:								
Cash and central bank balances	225,655	226,720	208,086	201,190	188,731	187,314	160,982	(15)%
Interbank balances without central banks	9,265	11,160	10,872	9,132	8,881	11,428	10,144	14 %
Central bank funds sold and securities purchased under resale agreements	9,971	10,082	7,725	8,671	8,222	9,831	9,126	11 %
Securities borrowed	16,732	1,738	916	2,015	3,396	4,792	647	(81)%
Total financial assets at fair value through profit or loss	636,970	631,118	602,270	576,409	573,344	604,382	630,020	0
Financial assets at fair value through OCI	N/A	53,151	48,812	49,660	51,182	53,879	49,959	(2)%
Financial assets available for sale	49,397	N/A	N/A	N/A	N/A	N/A	N/A	N/M
Equity method investments	866	898	851	849	879	921	919	5 %
Loans at amortized cost	401,699	387,366	390,965	394,114	400,297	410,564	414,889	4 %
Securities held to maturity	3,170	N/A	N/A	N/A	N/A	N/A	N/A	N/M
Property and equipment	2,663	2,453	2,540	2,506	2,421	5,439	5,334	120 %
Goodwill and other intangible assets	8,839	8,751	8,982	9,056	9,141	9,183	7,708	(16)%
Other assets	101,491	136,156	130,663	118,361	93,444	130,884	138,676	48 %
Assets for current tax	1,215	1,514	1,227	909	970	1,147	2,139	120 %
Deferred tax assets	6,799	6,628	7,050	7,110	7,230	7,413	5,553	(23)%
Total assets	1,474,732	1,477,735	1,420,960	1,379,982	1,348,137	1,437,179	**1,436,096**	7 %

Consolidated Balance Sheet - Liabilities and total equity

(In € m., unless stated otherwise)	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019	Jun 30, 2019 vs. Dec 31, 2018
Liabilities and equity:								
Non-interest bearing deposits	226,339	226,160	221,079	220,330	221,746	221,922	224,038	1 %
Interest-bearing deposits	355,534	345,747	337,407	332,414	342,659	353,186	352,468	3 %
Deposits	581,873	571,907	558,486	552,745	564,405	575,108	576,506	2 %
Central bank funds purchased and securities sold under repurchase agreements	18,105	18,374	14,310	5,443	4,867	5,662	7,532	55 %
Securities loaned	6,688	7,695	6,486	4,499	3,359	2,887	2,992	(11)%
Financial liabilities at fair value through profit or loss	478,636	455,886	434,567	425,262	415,680	454,796	457,816	10 %
Other short-term borrowings	18,411	17,476	17,693	17,281	14,158	13,024	12,418	(12)%
Other liabilities	132,208	167,234	155,095	145,795	117,513	154,940	157,946	34 %
Provisions	4,158	4,428	3,349	3,041	2,711	2,959	2,511	(7)%
Liabilities for current tax	1,001	1,105	922	890	944	889	1,818	93 %
Deferred tax liabilities	346	323	494	513	512	517	678	32 %
Long-term debt	159,715	161,480	157,553	152,578	152,083	153,942	147,629	(3)%
Senior debt	151,616	153,701	150,194	145,518	144,939	146,709	140,321	(3)%
Subordinated debt	8,100	7,779	7,358	7,061	7,144	7,233	7,307	2 %
Trust preferred securities	5,491	3,802	3,143	3,148	3,168	3,261	3,269	3 %
Total liabilities	1,406,633	1,409,710	1,352,099	1,311,194	1,279,400	1,367,985	1,371,114	7 %
Total shareholders' equity	63,174	61,943	62,656	62,577	62,495	62,914	58,742	(6)%
Additional equity components[10]	4,675	4,673	4,675	4,675	4,675	4,675	4,675	0 %
Noncontrolling interests	250	1,410	1,529	1,535	1,568	1,605	1,565	(0)%
Total equity	68,099	68,025	68,861	68,788	68,737	69,194	64,982	(5)%
Total liabilities and equity	1,474,732	1,477,735	1,420,960	1,379,982	1,348,137	1,437,179	1,436,096	7 %

For footnotes please refer to page 24.

Net revenues - Segment view[11]

(In €m.)	FY 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018	Q1 2019	Q2 2019	Q2 2019 vs. Q2 2018	Q2 2019 vs. Q1 2019	H1 2018	H1 2019	H1 2019 vs. H1 2018
Corporate Bank:													
Global Transaction Banking	4,030	931	1,066	907	998	3,901	987	936	(12)%	(5)%	1,996	1,923	(4)%
Commercial Banking	1,275	316	303	336	338	1,292	338	342	13 %	1 %	618	680	10 %
Total Corporate Bank	5,305	1,247	1,368	1,242	1,335	5,193	1,325	1,278	(7)%	(4)%	2,615	2,603	(0)%
of which:													
Net interest income	2,433	544	556	598	629	2,327	633	632	14 %	(0)%	1,100	1,265	15 %
Commission and fee income	2,341	540	560	543	571	2,214	540	549	(2)%	2 %	1,100	1,089	(1)%
Remaining income	532	162	252	101	136	652	152	96	(62)%	(37)%	415	248	(40)%
Investment Bank:													
Fixed Income, Currency (FIC) Sales & Trading	6,679	1,859	1,433	1,409	944	5,646	1,645	1,472	3 %	(11)%	3,293	3,118	(5)%
Origination & Advisory	2,061	460	530	406	388	1,784	416	362	(32)%	(13)%	990	778	(21)%
Other	(438)	25	39	(74)	48	37	(79)	(21)	N/M	(73)%	64	(100)	N/M
Total Investment Bank	8,303	2,344	2,002	1,740	1,380	7,467	1,983	1,814	(9)%	(9)%	4,347	3,796	(13)%
Private Bank:													
Private Bank Germany	5,324	1,523	1,335	1,353	1,313	5,523	1,361	1,314	(2)%	(3)%	2,858	2,675	(6)%
Private Bank International[12]	1,457	374	376	341	349	1,441	359	366	(3)%	2 %	750	725	(3)%
Wealth Management	2,022	426	471	418	433	1,748	427	429	(9)%	0 %	897	857	(4)%
Total Private Bank	8,802	2,323	2,182	2,112	2,095	8,712	2,147	2,109	(3)%	(2)%	4,505	4,256	(6)%
of which:													
Net interest income	5,120	1,298	1,301	1,285	1,334	5,217	1,317	1,290	(1)%	(2)%	2,599	2,607	0 %
Commission and fee income	2,994	776	722	700	628	2,826	748	705	(2)%	(6)%	1,498	1,453	(3)%
Remaining income	688	250	159	127	133	669	82	114	(28)%	38 %	408	196	(52)%
Asset Management:													
Management Fees	2,247	531	530	532	521	2,115	509	539	2 %	6 %	1,062	1,048	(1)%
Performance & Transaction Fees	199	18	29	20	23	91	11	66	124 %	N/M	47	77	62 %
Other	86	(4)	1	14	(30)	(19)	5	(11)	N/M	N/M	(3)	(6)	119 %
Total Asset Management	2,532	545	561	567	514	2,187	525	594	6 %	13 %	1,106	1,119	1 %
Corporate & Other	(539)	(64)	(102)	54	(8)	(120)	(17)	188	N/M	N/M	(166)	172	N/M
Core Bank[1]	24,403	6,396	6,011	5,715	5,316	23,438	5,963	5,982	(0)%	0 %	12,407	11,946	(4)%
Capital Release Unit	2,044	581	579	459	259	1,878	387	221	(62)%	(43)%	1,160	608	(48)%
Net revenues	26,447	6,976	6,590	6,175	5,575	25,316	6,351	6,203	(6)%	(2)%	13,567	12,554	(7)%

For footnotes please refer to page 24.

Corporate Bank

(In € m, unless stated otherwise)	FY 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018	Q1 2019	Q2 2019	Q2 2019 vs. Q2 2018	Q2 2019 vs. Q1 2019	H1 2018	H1 2019	H1 2019 vs. H1 2018
Global Transaction Banking	4,030	931	1,066	907	998	3,901	987	**936**	(12)%	(5)%	1,996	**1,923**	(4)%
Commercial Banking	1,275	316	303	336	338	1,292	338	**342**	13 %	1 %	618	**680**	10 %
Total net revenues	5,305	1,247	1,368	1,242	1,335	5,193	1,325	**1,278**	(7)%	(4)%	2,615	**2,603**	(0)%
of which:													
Net interest income	2,433	544	556	598	629	2,327	633	**632**	14 %	(0)%	1,100	**1,265**	15 %
Commission and fee income	2,341	540	560	543	571	2,214	540	**549**	(2)%	2 %	1,100	**1,089**	(1)%
Remaining income	532	162	252	101	136	652	152	**96**	(62)%	(37)%	415	**248**	(40)%
Provision for credit losses	38	16	17	24	87	142	44	**60**	N/M	37 %	32	**104**	N/M
Compensation and benefits	1,104	264	265	245	261	1,035	266	**256**	(3)%	(4)%	529	**521**	(1)%
General and administrative expenses	2,603	756	623	621	631	2,632	707	**716**	15 %	1 %	1,379	**1,423**	3 %
Impairment of goodwill and other intangible assets[9]	6	0	0	0	0	0	0	**491**	N/M	N/M	0	**491**	N/M
Restructuring activities	20	(5)	19	6	11	31	(0)	**13**	(32)%	N/M	14	**12**	(10)%
Noninterest expenses	3,733	1,016	906	872	903	3,697	973	**1,475**	63 %	52 %	1,922	**2,448**	27 %
Noncontrolling interests	0	0	0	0	0	0	0	**0**	N/M	N/M	0	**0**	N/M
Profit (loss) before tax	1,534	215	445	347	346	1,353	308	**(258)**	N/M	N/M	661	**51**	(92)%
Balance Sheet and Resources													
Employees (front office full-time equivalent)[4]	7,650	7,444	7,386	7,356	7,352	7,352	7,439	**7,499**	2 %	1 %	7,386	**7,499**	2 %
Total employees (full-time equivalent)[4,13]	15,295	14,348	14,143	14,038	13,803	13,803	13,862	**13,889**	(2)%	0 %	14,143	**13,889**	(2)%
Assets[4,14]	248,558	229,323	237,801	250,802	215,419	215,419	240,178	**231,314**	(3)%	(4)%	237,801	**231,314**	(3)%
Risk-weighted assets (fully loaded)[4,5]	57,760	57,865	59,314	58,068	58,162	58,162	59,760	**60,184**	1 %	1 %	59,314	**60,184**	1 %
of which Operational risk RWA (fully loaded)[4]	9,396	9,687	9,667	9,301	9,632	9,632	9,224	**9,555**	(1)%	4 %	9,667	**9,555**	(1)%
Leverage exposure (fully loaded)[5,15]	275,580	261,547	274,636	282,745	247,137	247,137	266,359	**260,625**	(5)%	(2)%	274,636	**260,625**	(5)%
Deposits[4]	254,724	254,513	243,369	244,188	250,771	250,771	255,942	**254,476**	5 %	(1)%	243,369	**254,476**	5 %
Loans (gross of allowance for loan losses)[4]	112,379	108,245	108,727	111,524	112,949	112,949	115,293	**117,510**	8 %	2 %	108,727	**117,510**	8 %
Allowance for loan losses[4]	761	581	640	612	697	697	702	**674**	5 %	(4)%	640	**674**	5 %
Performance measures and Ratios[1]													
Net interest margin	N/M	1.9%	1.9%	2.0%	2.1%	2.0%	2.1%	**2.1%**	0.2 ppt	(0.1)ppt	1.9%	**2.1%**	0.2 ppt
Cost/income ratio	70.4 %	81.5 %	66.3 %	70.2 %	67.6%	71.2%	73.4 %	**115.5 %**	49.2 ppt	42.1 ppt	73.5 %	**94.1 %**	20.5 ppt
Post-tax return on average shareholders' equity[1,8]	8.1 %	5.1 %	12.8 %	9.6 %	9.3%	9.0%	8.6 %	**(8.3) %**	(21.1)ppt	(16.9)ppt	8.6 %	**0.2 %**	(8.4)ppt
Post-tax return on average tangible shareholders' equity[2,8]	8.9 %	5.6 %	14.1 %	10.4 %	10.0%	9.7%	9.2 %	**(8.8) %**	(22.9)ppt	(18.0)ppt	9.5 %	**0.2 %**	(9.3)ppt
Costs													
Noninterest expenses	3,733	1,016	906	872	903	3,697	973	**1,475**	63 %	52 %	1,922	**2,448**	27 %
Impairment of goodwill and other intangible assets[9]	6	0	0	0	0	0	0	**491**	N/M	N/M	0	**491**	N/M
Litigation charges, net	(142)	(0)	(6)	13	27	34	(0)	**(12)**	102 %	N/M	(6)	**(12)**	90 %
Restructuring and Severance	31	(0)	23	8	14	44	2	**18**	(23)%	N/M	23	**20**	(13)%
Adjusted costs	3,838	1,016	890	851	862	3,619	971	**979**	10 %	1 %	1,906	**1,949**	2 %
Transformation charges[1]	0	0	0	0	0	0	0	**0**	N/M	N/M	0	**0**	N/M
Adjusted costs excl. transformation charges	3,838	1,016	890	851	862	3,619	971	**979**	10 %	1 %	1,906	**1,949**	2 %

For footnotes please refer to page 24.

Investment Bank

(In € m, unless stated otherwise)	FY 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018	Q1 2019	Q2 2019	Q2 2019 vs. Q2 2018	Q2 2019 vs. Q1 2019	H1 2018	H1 2019	H1 2019 vs. H1 2018
Fixed Income, Currency (FIC) Sales & Trading	6,679	1,859	1,433	1,409	944	5,646	1,645	**1,472**	3 %	(11)%	3,293	**3,118**	(5)%
Equity Origination	178	51	54	40	39	184	14	**35**	(34)%	152 %	105	**49**	(53)%
Debt Origination	1,407	330	327	283	205	1,145	292	**244**	(25)%	(16)%	657	**536**	(18)%
Advisory	477	79	149	83	144	456	110	**82**	(45)%	(25)%	229	**193**	(16)%
Origination & Advisory	2,061	460	530	406	388	1,784	416	**362**	(32)%	(13)%	990	**778**	(21)%
Other	(438)	25	39	(74)	48	37	(79)	**(21)**	N/M	(73)%	64	**(100)**	N/M
Total net revenues	8,303	2,344	2,002	1,740	1,380	7,467	1,983	**1,814**	(9)%	(9)%	4,347	**3,796**	(13)%
Provision for credit losses	50	41	(15)	0	44	70	8	**44**	N/M	N/M	26	**52**	97 %
Compensation and benefits	2,865	693	699	660	613	2,666	625	**604**	(14)%	(3)%	1,392	**1,229**	(12)%
General and administrative expenses	3,817	1,146	843	804	842	3,635	1,094	**908**	8 %	(17)%	1,989	**2,002**	1 %
Impairment of goodwill and other intangible assets	0	0	0	0	0	0	0	**0**	N/M	N/M	0	**0**	N/M
Restructuring activities	40	12	121	43	24	200	6	**15**	(88)%	151 %	133	**21**	(84)%
Noninterest expenses	6,722	1,851	1,664	1,507	1,480	6,501	1,725	**1,527**	(8)%	(11)%	3,514	**3,252**	(7)%
Noncontrolling interests	26	3	21	(0)	0	24	1	**18**	(16)%	N/M	24	**18**	(23)%
Profit (loss) before tax	1,504	450	333	234	(144)	872	249	**225**	(32)%	(10)%	782	**473**	(40)%
Balance Sheet and Resources													
Employees (front office full-time equivalent)[4]	10,577	10,428	9,902	9,991	9,899	9,899	10,189	**10,239**	3 %	0 %	9,902	**10,239**	3 %
Total employees (full-time equivalent)[4,13]	21,812	21,699	20,934	20,901	20,430	20,430	19,979	**19,979**	(5)%	0 %	20,934	**19,979**	(5)%
Assets[4,14]	471,521	487,463	459,842	462,756	457,390	457,390	503,217	**520,259**	13 %	3 %	459,842	**520,259**	13 %
Risk-weighted assets (fully loaded)[4,5]	120,303	125,492	118,881	116,279	124,360	124,360	120,492	**120,052**	1 %	(0)%	118,881	**120,052**	1 %
of which Operational risk RWA (fully loaded)[4]	32,737	33,666	32,009	32,314	32,135	32,135	30,637	**28,133**	(12)%	(8)%	32,009	**28,133**	(12)%
Leverage exposure (fully loaded)[6,15]	426,311	456,826	405,381	413,635	419,313	419,313	467,250	**459,472**	13 %	(2)%	405,381	**459,472**	13 %
Performance measures and Ratios[1]													
Cost/income ratio	81.0 %	78.9 %	83.1 %	86.6 %	107.3 %	87.1 %	87.0 %	**84.2 %**	1.1 ppt	(2.8)ppt	80.8 %	**85.7 %**	4.8 ppt
Post-tax return on average shareholders' equity[16]	3.5 %	5.0 %	3.6 %	2.4 %	(2.3) %	2.1 %	2.5 %	**2.2 %**	(1.4)ppt	(0.3)ppt	4.3 %	**2.4 %**	(1.9)ppt
Post-tax return on average tangible shareholders' equity[2,16]	3.7 %	5.3 %	4.0 %	2.6 %	(2.6) %	2.3 %	2.8 %	**2.4 %**	(1.5)ppt	(0.4)ppt	4.6 %	**2.6 %**	(2.0)ppt
Costs													
Noninterest expenses	6,722	1,851	1,664	1,507	1,480	6,501	1,725	**1,527**	(8)%	(11)%	3,514	**3,252**	(7)%
Impairment of goodwill and other intangible assets	0	0	0	0	0	0	0	**0**	N/M	N/M	0	**0**	N/M
Litigation charges, net	169	53	16	13	14	96	(3)	**131**	N/M	N/M	69	**128**	85 %
Restructuring and Severance	91	18	126	51	39	233	18	**26**	(80)%	42 %	143	**43**	(70)%
Adjusted costs	6,462	1,780	1,522	1,443	1,427	6,172	1,710	**1,371**	(10)%	(20)%	3,301	**3,081**	(7)%
Transformation charges[1]	0	0	0	0	0	0	0	**23**	N/M	N/M	0	**23**	N/M
Adjusted costs excl. transformation charges	6,462	1,780	1,522	1,443	1,427	6,172	1,710	**1,371**	(10)%	(20)%	3,301	**3,081**	(7)%

For footnotes please refer to page 24.

Private Bank

(In € m., unless stated otherwise)	FY 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018	Q1 2019	Q2 2019	Q2 2019 vs. Q2 2018	Q2 2019 vs. Q1 2019	H1 2018	H1 2019	H1 2019 vs. H1 2018
Private Bank Germany	5,324	1,523	1,335	1,353	1,313	5,523	1,361	1,314	(2)%	(3)%	2,858	2,675	(6)%
Private Bank International[12]	1,457	374	376	341	349	1,441	359	366	(3)%	2 %	750	725	(3)%
Wealth Management	2,022	426	471	418	433	1,748	427	429	(9)%	0 %	897	857	(4)%
Total net revenues	8,802	2,323	2,182	2,112	2,095	8,712	2,147	2,109	(3)%	(2)%	4,505	4,256	(6)%
of which:													
Net interest income	5,120	1,298	1,301	1,285	1,334	5,217	1,317	1,290	(1)%	(2)%	2,599	2,607	0 %
Commission and fee income	2,994	776	722	700	628	2,826	748	705	(2)%	(6)%	1,498	1,453	(3)%
Remaining income	688	250	159	127	133	669	82	114	(28)%	38 %	408	196	(52)%
Provision for credit losses	327	71	98	66	114	349	107	63	(35)%	(41)%	169	171	1 %
Compensation and benefits	3,635	883	904	895	931	3,613	887	884	(2)%	(0)%	1,787	1,771	(1)%
General and administrative expenses	4,280	1,043	999	1,031	1,007	4,080	983	960	(4)%	(2)%	2,042	1,943	(5)%
Impairment of goodwill and other intangible assets	12	0	0	0	0	0	0	545	N/M	N/M	0	545	N/M
Restructuring activities	358	(17)	11	3	52	49	(26)	(12)	N/M	(52)%	(6)	(39)	N/M
Noninterest expenses	8,286	1,909	1,914	1,929	1,990	7,742	1,844	2,376	24 %	29 %	3,823	4,221	10 %
Noncontrolling interests	(12)	0	0	1	(1)	(0)	0	(0)	N/M	N/M	0	(0)	N/M
Profit (loss) before tax	200	343	170	117	(8)	621	196	(330)	N/M	N/M	513	(135)	N/M
Balance Sheet and Resources													
Employees (front office full-time equivalent)[4]	39,270	39,096	38,997	38,794	38,415	38,415	38,140	37,983	(3)%	(0)%	38,997	37,983	(3)%
Total employees (full-time equivalent)[4,13]	45,048	45,056	44,830	44,562	43,983	43,983	44,277	44,089	(2)%	(0)%	44,830	44,089	(2)%
Assets[4,14]	277,791	276,185	281,143	283,132	288,271	288,271	291,724	289,730	3 %	(1)%	281,143	289,730	3 %
Risk-weighted assets (fully loaded)[4,5]	70,138	70,382	68,691	68,728	69,308	69,308	71,694	74,148	8 %	3 %	68,691	74,148	8 %
of which Operational risk RWA (fully loaded)[4]	10,564	10,063	9,795	9,469	9,460	9,460	8,839	8,811	(10)%	(0)%	9,795	8,811	(10)%
Leverage exposure (fully loaded)[4,15]	289,314	287,805	290,614	293,515	299,577	299,577	303,233	304,184	5 %	0 %	290,614	304,184	5 %
Deposits[4]	274,763	273,787	276,631	276,260	280,511	280,511	286,828	292,341	6 %	2 %	276,631	292,341	6 %
Loans (gross of allowance for loan losses)[4]	215,395	214,455	216,847	218,865	221,070	221,070	223,909	223,200	3 %	(0)%	216,847	223,200	3 %
Allowance for loan losses[4]	2,147	2,907	2,938	2,869	2,952	2,952	2,955	2,792	(5)%	(6)%	2,938	2,792	(5)%
Assets under management, in € bn.[4,17]	480	472	478	475	451	451	478	483	1 %	1 %	478	483	1 %
Net flows, in € bn.	3	2	1	(3)	(2)	(2)	6	4	N/M	(32)%	2	11	N/M
Performance measures and Ratios[1]													
Net interest margin	N/M	2.1%	2.1%	2.1%	2.2%	2.1%	2.1%	2.0%	(0.1)ppt	(0.1)ppt	2.1%	2.1%	(0.0)ppt
Cost/income ratio	94.1 %	82.2 %	87.7 %	91.3 %	95.0 %	88.9 %	85.9 %	112.7 %	24.9 ppt	26.8 ppt	84.9 %	99.2 %	14.3 ppt
Post-tax return on average shareholders' equity[16]	0.5 %	7.1 %	3.6 %	2.2 %	(0.7) %	3.1 %	4.0 %	(8.0) %	(11.6)ppt	(12.0)ppt	5.3 %	(2.0) %	(7.4)ppt
Post-tax return on average tangible shareholders' equity[2,16]	0.6 %	8.4 %	4.3 %	2.7 %	(0.8) %	3.6 %	4.8 %	(9.6) %	(13.8)ppt	(14.3)ppt	6.4 %	(2.4) %	(8.8)ppt
Costs													
Noninterest expenses	8,286	1,909	1,914	1,929	1,990	7,742	1,844	2,376	24 %	29 %	3,823	4,221	10 %
Impairment of goodwill and other intangible assets	12	0	0	0	0	0	0	545	N/M	N/M	0	545	N/M
Litigation charges, net	52	(21)	(50)	(4)	(4)	(79)	(22)	(14)	(72)%	(38)%	(71)	(36)	(49)%
Restructuring and Severance	395	9	21	9	73	112	(18)	(7)	N/M	(64)%	30	(25)	N/M
Adjusted costs	7,827	1,920	1,943	1,924	1,921	7,708	1,885	1,852	(5)%	(2)%	3,864	3,737	(3)%
Transformation charges[1]	0	0	0	0	0	0	0	12	N/M	N/M	0	12	N/M
Adjusted costs excl. transformation charges	7,827	1,920	1,943	1,924	1,921	7,708	1,885	1,840	(5)%	(2)%	3,864	3,725	(4)%

For footnotes please refer to page 24.

Asset Management

(In € m., unless stated otherwise)	FY 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018	Q1 2019	Q2 2019	Q2 2019 vs. Q2 2018	Q2 2019 vs. Q1 2019	H1 2018	H1 2019	H1 2019 vs. H1 2018
Management Fees	2,247	531	530	532	521	2,115	509	539	2%	6%	1,062	1,048	(1)%
Performance & Transaction Fees	199	18	29	20	23	91	11	66	124%	N/M	47	77	62%
Other	86	(4)	1	14	(30)	(19)	5	(11)	N/M	N/M	(3)	(6)	119%
Total net revenues	2,532	545	561	567	514	2,187	525	594	6%	13%	1,106	1,119	1%
Provision for credit losses	(1)	0	(1)	(1)	0	(1)	(0)	0	N/M	N/M	(0)	0	N/M
Compensation and benefits	812	194	194	189	210	787	200	228	17%	14%	389	427	10%
General and administrative expenses	978	276	240	202	211	929	196	217	(10)%	11%	516	413	(20)%
Impairment of goodwill and other intangible assets	3	0	0	0	0	0	0	0	N/M	N/M	0	0	N/M
Restructuring activities	6	3	7	2	7	19	2	27	N/M	N/M	9	29	N/M
Noninterest expenses	1,799	473	441	393	427	1,735	398	471	7%	19%	914	869	(5)%
Noncontrolling interests	1	0	26	31	27	85	31	33	25%	6%	26	64	141%
Profit (loss) before tax	732	72	94	144	59	368	97	89	(5)%	(8)%	165	186	12%
Balance Sheet and Resources													
Employees (front office full-time equivalent)[4]	4,002	4,038	4,008	4,014	4,013	4,013	4,039	3,998	(0)%	(1)%	4,008	3,998	(0)%
Total employees (full-time equivalent)[4,13]	5,026	5,030	4,941	4,901	4,868	4,868	4,569	4,508	(9)%	(1)%	4,941	4,508	(9)%
Assets[4,14]	8,050	9,534	9,937	9,288	10,030	10,030	9,959	9,708	(2)%	(3)%	9,937	9,708	(2)%
Risk-weighted assets (fully loaded)[4,5]	8,432	8,914	9,498	9,518	10,365	10,365	10,305	10,377	9%	1%	9,498	10,377	9%
of which Operational risk RWA (fully loaded)[4]	5,020	4,761	4,975	4,976	5,017	5,017	4,968	5,150	4%	4%	4,975	5,150	4%
Leverage exposure (fully loaded)[4,15]	2,870	4,289	4,767	4,661	5,044	5,044	4,878	4,557	(4)%	(7)%	4,767	4,557	(4)%
Management fee margin (in bps)[16]	32	31	31	30	30	31	30	30	(1)bps	0 bps	31	30	(1)bps
Assets under management, in € bn.[4,17]	702	678	692	694	664	664	706	721	4%	2%	692	721	4%
Net flows, in € bn.	16	(8)	(5)	(3)	(7)	(23)	2	4	N/M	70%	(13)	7	N/M
Performance measures and Ratios[1]													
Cost/income ratio	71.1%	86.7%	78.7%	69.3%	83.2%	79.3%	75.7%	79.4%	0.7 ppt	3.7 ppt	82.7%	77.7%	(5.0)ppt
Post-tax return on average shareholders' equity[18]	10.7%	4.5%	5.9%	8.9%	3.5%	5.7%	5.8%	5.3%	(0.6)ppt	(0.5)ppt	5.2%	5.5%	0.4 ppt
Post-tax return on average tangible shareholders' equity[2,18]	55.8%	24.2%	19.0%	25.3%	10.1%	19.0%	16.4%	15.1%	(3.9)ppt	(1.3)ppt	20.2%	15.7%	(4.5)ppt
Costs													
Noninterest expenses	1,799	473	441	393	427	1,735	398	471	7%	19%	914	869	(5)%
Impairment of goodwill and other intangible assets	3	0	0	0	0	0	0	0	N/M	N/M	0	0	N/M
Litigation charges, net	5	27	16	(25)	16	33	(1)	2	(87)%	N/M	43	1	(97)%
Restructuring and Severance	18	4	9	4	27	45	4	28	N/M	N/M	13	32	135%
Adjusted costs	1,774	442	416	414	384	1,657	395	442	6%	12%	858	836	(3)%
Transformation charges[1]	0	0	0	0	0	0	0	0	N/M	N/M	0	0	N/M
Adjusted costs excl. transformation charges	1,774	442	416	414	384	1,657	395	442	6%	12%	858	836	(3)%

For footnotes please refer to page 24.

Corporate & Other

(In € m., unless stated otherwise)	FY 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018	Q1 2019	Q2 2019	Q2 2019 vs. Q2 2018	Q2 2019 vs. Q1 2019	H1 2018	H1 2019	H1 2019 vs. H1 2018
Total net revenues	(539)	(64)	(102)	54	(8)	(120)	(17)	**188**	N/M	N/M	(166)	**172**	N/M
Provision for credit losses	(0)	2	(2)	2	(2)	1	(0)	**2**	N/M	N/M	0	**2**	N/M
Compensation and benefits	3,078	773	806	741	758	3,079	736	**730**	(9)%	(1)%	1,579	**1,466**	(7)%
General and administrative expenses	(2,497)	(663)	(730)	(635)	(629)	(2,656)	(705)	**(594)**	(19)%	(16)%	(1,393)	**(1,300)**	(7)%
Impairment of goodwill and other intangible assets	0	0	0	0	0	0	0	**0**	N/M	N/M	0	**0**	N/M
Restructuring activities	1	(0)	(0)	0	(1)	(1)	0	**(0)**	N/M	N/M	(0)	**(0)**	(47)%
Noninterest expenses	582	111	76	106	129	421	31	**135**	78 %	N/M	187	**166**	(11)%
Noncontrolling interests	(16)	(3)	(48)	(32)	(27)	(109)	(32)	**(51)**	6 %	59 %	(51)	**(82)**	62 %
Profit (loss) before tax	(1,105)	(173)	(129)	(23)	(109)	(433)	(15)	**101**	N/M	N/M	(302)	**86**	N/M
Balance Sheet and Resources													
Employees (full-time equivalent)[4]	31,590	31,610	30,932	30,523	29,463	29,463	29,110	**28,942**	(6)%	(1)%	30,932	**28,942**	(6)%
Risk-weighted assets (fully loaded)[4,5]	15,322	14,522	15,722	15,690	16,045	16,045	18,477	**17,320**	10 %	(6)%	15,722	**17,320**	10 %
Leverage exposure (fully loaded)[6,15]	16,378	12,189	7,617	3,477	20,746	20,746	21,521	**25,639**	N/M	19 %	7,617	**25,639**	N/M
Costs													
Noninterest expenses	582	111	76	106	129	421	31	**135**	78 %	N/M	187	**166**	(11)%
Impairment of goodwill and other intangible assets	0	0	0	0	0	0	0	**0**	N/M	N/M	0	**0**	N/M
Litigation charges, net	112	2	44	4	1	51	3	**18**	(58)%	N/M	46	**21**	(54)%
Restructuring and Severance	2	0	36	3	21	60	(3)	**18**	(48)%	N/M	36	**16**	(56)%
Adjusted costs	468	108	(4)	99	108	311	30	**99**	N/M	N/M	105	**129**	23 %
Transformation charges[1]	0	0	0	0	0	0	0	**2**	N/M	N/M	0	**2**	N/M
Adjusted costs excl. transformation charges	468	108	(4)	99	108	311	30	**99**	N/M	N/M	105	**129**	23 %

For footnotes please refer to page 24.

Core Bank [1]

(In € m., unless stated otherwise)	FY 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018	Q1 2019	Q2 2019	Q2 2019 vs. Q2 2018	Q2 2019 vs. Q1 2019	H1 2018	H1 2019	H1 2019 vs. H1 2018
Total net revenues	24,403	6,396	6,011	5,715	5,316	23,438	5,963	**5,982**	(0)%	0 %	12,407	**11,946**	(4)%
Provision for credit losses	414	131	97	91	243	561	159	**170**	75 %	7 %	228	**329**	45 %
Compensation and benefits	11,495	2,808	2,868	2,731	2,772	11,179	2,714	**2,701**	(6)%	(0)%	5,676	**5,415**	(5)%
General and administrative expenses	9,182	2,558	1,975	2,022	2,063	8,619	2,275	**2,207**	12 %	(3)%	4,534	**4,482**	(1)%
Impairment of goodwill and other intangible assets[8]	21	0	0	0	0	0	0	**1,036**	N/M	N/M	0	**1,036**	N/M
Restructuring activities	425	(8)	158	54	94	298	(18)	**42**	(74)%	N/M	150	**23**	(85)%
Noninterest expenses	21,123	5,359	5,001	4,807	4,930	20,096	4,971	**5,986**	20 %	20 %	10,360	**10,956**	6 %
Noncontrolling interests	(0)	(0)	(0)	(0)	(0)	(1)	(0)	**(0)**	119 %	N/M	(0)	**(0)**	46 %
Profit (loss) before tax	2,866	906	913	819	144	2,781	834	**(173)**	N/M	N/M	1,819	**660**	(64)%
Balance Sheet and Resources													
Employees (front office full-time equivalent)[4]	93,089	92,616	91,225	90,678	89,141	89,141	88,916	**88,660**	(3)%	(0)%	91,225	**88,660**	(3)%
Total employees (full-time equivalent)[4,13]	87,954	86,947	85,676	85,191	83,844	83,844	83,454	**83,226**	(3)%	(0)%	85,676	**83,226**	(3)%
Assets[4,14]	1,012,502	1,007,019	985,303	997,221	976,973	976,973	1,055,313	**1,056,182**	7 %	0 %	985,303	**1,056,182**	7 %
Risk-weighted assets (fully loaded)[4,5]	271,956	277,175	272,106	268,283	278,239	278,239	280,728	**282,081**	4 %	0 %	272,106	**282,081**	4 %
of which Operational risk RWA (fully loaded)[4]	57,718	58,178	56,446	56,061	56,244	56,244	53,667	**51,649**	(8)%	(4)%	56,446	**51,649**	(8)%
Leverage exposure (fully loaded)[6,15]	1,010,452	1,022,657	983,015	998,033	991,816	991,816	1,063,242	**1,054,476**	7 %	(1)%	983,015	**1,054,476**	7 %
Deposits[4]	575,737	565,298	553,629	551,482	562,440	562,440	574,938	**575,534**	4 %	0 %	553,629	**575,534**	4 %
Loans (gross of allowance for loan losses)[4]	378,996	376,421	380,956	388,623	395,724	395,724	406,727	**411,218**	8 %	1 %	380,956	**411,218**	8 %
Allowance for loan losses[4]	3,159	3,706	3,769	3,680	3,852	3,852	3,879	**3,709**	(2)%	(4)%	3,769	**3,709**	(2)%
Performance measures and Ratios[1]													
Net interest margin	N/M	1.4%	1.5%	1.5%	1.6%	1.5%	1.6%	**1.6%**	0.0 ppt	(0.0)ppt	1.4%	**1.6%**	0.2 ppt
Cost/income ratio	86.6 %	83.8 %	83.2 %	84.1 %	92.7 %	85.7 %	83.4 %	**100.1 %**	16.8 ppt	16.7 ppt	83.5 %	**91.7 %**	8.2 ppt
Post-tax return on average shareholders' equity[16]	0.2 %	3.1 %	3.6 %	3.0 %	(1.2) %	2.1 %	4.0 %	**(21.4) %**	(25.0)ppt	(25.3)ppt	3.3 %	**(8.7) %**	(12.0)ppt
Post-tax return on average tangible shareholders' equity[2,16]	0.2 %	3.6 %	4.3 %	3.6 %	(1.5) %	2.5 %	4.8 %	**(25.3) %**	(29.7)ppt	(30.1)ppt	3.9 %	**(10.3) %**	(14.3)ppt
Costs													
Noninterest expenses	21,123	5,359	5,001	4,807	4,930	20,096	4,971	**5,986**	20 %	20 %	10,360	**10,956**	6 %
Impairment of goodwill and other intangible assets[8]	21	0	0	0	0	0	0	**1,036**	N/M	N/M	0	**1,036**	N/M
Litigation charges, net	195	61	20	1	54	135	(23)	**126**	N/M	N/M	81	**102**	27 %
Restructuring and Severance	537	31	215	75	173	494	3	**83**	(62)%	N/M	246	**85**	(65)%
Adjusted costs	20,370	5,266	4,767	4,731	4,702	19,467	4,991	**4,742**	(1)%	(5)%	10,034	**9,733**	(3)%
Transformation charges[1]	0	0	0	0	0	0	0	**38**	N/M	N/M	0	**38**	N/M
Adjusted costs excl. transformation charges	20,370	5,266	4,767	4,731	4,702	19,467	4,991	**4,730**	(1)%	(5)%	10,034	**9,720**	(3)%

For footnotes please refer to page 24.

Capital Release Unit

(In € m., unless stated otherwise)	FY 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018	Q1 2019	Q2 2019	Q2 2019 vs. Q2 2018	Q2 2019 vs. Q1 2019	H1 2018	H1 2019	H1 2019 vs. H1 2018
Total net revenues	2,044	581	579	459	259	1,878	387	**221**	(62)%	(43)%	1,160	**608**	(48)%
Provision for credit losses	111	(43)	(2)	(1)	10	(37)	(19)	**(9)**	N/M	(53)%	(45)	**(28)**	(38)%
Compensation and benefits	758	194	182	128	131	635	152	**112**	(39)%	(26)%	376	**263**	(30)%
General and administrative expenses	2,792	897	576	620	574	2,668	795	**882**	53 %	11 %	1,474	**1,677**	14 %
Impairment of goodwill and other intangible assets	0	0	0	0	0	0	0	**(0)**	N/M	N/M	0	**(0)**	N/M
Restructuring activities	21	7	24	23	7	62	2	**8**	(66)%	N/M	31	**10**	(69)%
Noninterest expenses	3,571	1,098	782	772	712	3,365	948	**1,002**	28 %	6 %	1,881	**1,950**	4 %
Noncontrolling interests	0	0	0	0	0	1	0	**0**	119 %	N/M	0	**0**	46 %
Profit (loss) before tax	(1,639)	(474)	(201)	(312)	(463)	(1,451)	(542)	**(772)**	N/M	42 %	(675)	**(1,315)**	95 %
Balance Sheet and Resources													
Employees (front office full-time equivalent)[4]	4,445	4,514	4,204	4,039	2,596	2,596	2,547	**2,205**	(48)%	(13)%	4,204	**2,205**	(48)%
Total employees (full-time equivalent)[4,13]	9,580	10,183	9,753	9,526	7,893	7,893	8,009	**7,639**	(22)%	(5)%	9,753	**7,639**	(22)%
Assets[4,14]	462,231	470,716	435,656	382,762	371,164	371,164	381,865	**379,913**	(13)%	(1)%	435,656	**379,913**	(13)%
Risk-weighted assets (fully loaded)[4,5]	72,256	77,060	76,213	73,442	72,193	72,193	66,748	**64,798**	(15)%	(3)%	76,213	**64,798**	(15)%
of which Operational risk RWA (fully loaded)[4]	33,893	34,847	37,044	34,785	35,745	35,745	31,965	**32,547**	(12)%	2 %	37,044	**32,547**	(12)%
Leverage exposure (fully loaded)[6,15]	384,435	386,579	341,148	307,376	281,110	281,110	282,090	**249,686**	(27)%	(11)%	341,148	**249,686**	(27)%
Performance measures and Ratios[1]													
Cost/income ratio	174.7 %	189.1 %	135.1 %	168.2 %	N/M	179.2 %	N/M	**N/M**	N/M	N/M	162.1 %	**N/M**	N/M
Post-tax return on average shareholders' equity[16]	(14.9) %	(13.5) %	(5.1) %	(7.8) %	(11.8) %	(9.4) %	(13.7) %	**(20.4) %**	(15.3)ppt	(6.7)ppt	(9.0) %	**(17.0) %**	(8.1)ppt
Post-tax return on average tangible shareholders' equity[2,16]	(16.1) %	(14.1) %	(5.1) %	(7.9) %	(12.0) %	(9.6) %	(13.9) %	**(20.5) %**	(15.4)ppt	(6.7)ppt	(9.2) %	**(17.2) %**	(8.0)ppt
Costs													
Noninterest expenses	3,571	1,098	782	772	712	3,365	948	**1,002**	28 %	6 %	1,881	**1,950**	4 %
Impairment of goodwill and other intangible assets	0	0	0	0	0	0	0	**(0)**	N/M	N/M	0	**(0)**	N/M
Litigation charges, net	18	5	(51)	13	(15)	(47)	6	**39**	N/M	N/M	(46)	**45**	N/M
Restructuring and Severance	33	10	24	28	8	69	4	**9**	(63)%	153 %	34	**13**	(63)%
Adjusted costs	3,521	1,083	809	731	719	3,343	939	**954**	18 %	2 %	1,893	**1,893**	0 %
Transformation charges[1]	0	0	0	0	0	0	0	**314**	N/M	N/M	0	**314**	N/M
Adjusted costs excl. transformation charges	3,521	1,083	809	731	719	3,343	939	**615**	(24)%	(35)%	1,893	**1,554**	(18)%

For footnotes please refer to page 24.

Asset Quality [19]

(In € m.)

Amortized Cost[20]	Gross Carrying Amount					Allowance for Credit Losses[21]				
	Stage 1	Stage 2	Stage 3	Stage 3 POCI	Total	Stage 1	Stage 2	Stage 3	Stage 3 POCI	Total
Jun 30, 2019	646,295	29,124	7,543	2,222	**685,183**	556	534	2,996	37	**4,123**
Mar 31, 2019	669,594	29,428	7,312	2,289	**708,623**	533	527	3,252	17	**4,329**
Dec 31, 2018	637,037	32,335	7,452	1,963	**678,787**	509	501	3,247	3	**4,259**
Sep 30, 2018	652,985	26,248	7,845	1,832	**688,910**	458	487	3,300	(1)	**4,245**
Jun 30, 2018	656,063	26,586	7,913	2,078	**692,640**	460	504	3,495	9	**4,468**
Mar 31, 2018	667,647	24,848	7,879	1,859	**702,234**	454	531	3,468	0	**4,453**

Fair Value through OCI	Fair Value					Allowance for Credit Losses				
	Stage 1	Stage 2	Stage 3	Stage 3 POCI	Total	Stage 1	Stage 2	Stage 3	Stage 3 POCI	Total
Jun 30, 2019	49,542	417	0	0	**49,959**	14	1	0	0	**15**
Mar 31, 2019	53,593	287	0	0	**53,879**	14	1	0	0	**15**
Dec 31, 2018	50,932	247	2	1	**51,182**	11	1	0	(0)	**13**
Sep 30, 2018	49,411	245	3	0	**49,660**	9	1	0	0	**10**
Jun 30, 2018	48,591	217	3	1	**48,812**	9	1	1	0	**11**
Mar 31, 2018	52,635	504	8	4	**53,151**	6	5	1	0	**11**

Off-Balance sheet	Notional Amount					Allowance for Credit Losses[21]				
	Stage 1	Stage 2	Stage 3	Stage 3 POCI	Total	Stage 1	Stage 2	Stage 3	Stage 3 POCI	Total
Jun 30, 2019	246,689	7,056	627	0	**254,371**	139	73	90	0	**301**
Mar 31, 2019	253,530	8,998	494	0	**263,023**	131	71	95	0	**297**
Dec 31, 2018	252,039	10,021	599	0	**262,659**	132	73	84	0	**289**
Sep 30, 2018	240,340	5,601	1,244	1	**247,186**	119	55	110	0	**285**
Jun 30, 2018	208,454	5,245	1,001	0	**214,700**	121	49	136	0	**307**
Mar 31, 2018	202,866	5,081	1,518	0	**209,465**	119	41	146	0	**306**

Memo	Gross charge-offs	Recoveries	Net charge-offs	Net charge-offs / Total loans (at amortized cost)
Jun 30, 2019	463	(41)	422	0.10%
Mar 31, 2019	99	(25)	74	0.02%
Dec 31, 2018	995	(172)	823	0.20%
Sep 30, 2018	700	(126)	574	0.14%
Jun 30, 2018	362	(110)	252	0.06%
Mar 31, 2018	183	(48)	135	0.03%

For footnotes please refer to page 24.

Regulatory capital

(In € m., unless stated otherwise)	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019	Jun 30, 2019 vs. Dec 31, 2018
Regulatory capital (fully loaded)[4]								
Common Equity Tier 1 capital	48,300	47,336	47,884	47,767	47,486	47,712	46,523	(2)%
Tier 1 capital	52,921	51,956	52,479	52,363	52,082	52,307	51,119	(2)%
Tier 2 capital	10,329	10,144	9,233	9,185	9,211	9,270	9,037	(2)%
Total capital	63,250	62,101	61,712	61,547	61,292	61,577	60,156	(2)%
Risk-weighted assets and capital adequacy ratios (fully loaded)[14]								
Risk-weighted assets	344,212	354,235	348,319	341,725	350,432	347,475	346,878	(1)%
Common Equity Tier 1 capital ratio	14.0 %	13.4 %	13.7 %	14.0 %	13.6 %	13.7 %	13.4%	(0.1)ppt
Tier 1 capital ratio	15.4 %	14.7 %	15.1 %	15.3 %	14.9 %	15.1 %	14.7%	(0.1)ppt
Total capital ratio	18.4 %	17.5 %	17.7 %	18.0 %	17.5 %	17.7 %	17.3%	(0.1)ppt
Regulatory capital (phase-in)[4]								
Common Equity Tier 1 capital[7]	50,808	47,336	47,884	47,767	47,486	47,712	46,523	(2)%
Tier 1 capital	57,631	55,844	55,452	55,343	55,091	55,354	54,138	(2)%
Tier 2 capital	6,384	6,256	6,260	6,204	6,202	6,223	6,018	(3)%
Total capital	64,016	62,101	61,712	61,547	61,292	61,577	60,156	(2)%
Risk-weighted assets and capital adequacy ratios (phase-in)[14]								
Risk-weighted assets[7]	343,316	354,235	348,319	341,725	350,432	347,475	346,878	(1)%
Common Equity Tier 1 capital ratio	14.8 %	13.4 %	13.7 %	14.0 %	13.6 %	13.7 %	13.4%	(0.1)ppt
Tier 1 capital ratio	16.8 %	15.8 %	15.9 %	16.2 %	15.7 %	15.9 %	15.6%	(0.1)ppt
Total capital ratio	18.6 %	17.5 %	17.7 %	18.0 %	17.5 %	17.7 %	17.3%	(0.1)ppt

For footnotes please refer to page 24.

Leverage ratio[4,6]

(In € bn., unless stated otherwise)	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019	Jun 30, 2019 vs. Dec 31, 2018
Total assets	1,475	1,478	1,421	1,380	1,348	1,437	**1,436**	7 %
Changes from IFRS to CRR/CRD 4	(80)	(68)	(97)	(75)	(75)	(92)	(132)	75 %
Derivatives netting	(328)	(306)	(314)	(293)	(288)	(300)	(336)	17 %
Derivatives add-on	142	145	139	138	131	135	135	3 %
Written credit derivatives	16	15	12	13	18	11	9	(50)%
Securities Financing Transactions	41	28	17	18	14	16	12	(9)%
Off-balance sheet exposure after application of credit conversion factors	95	95	97	98	99	100	101	1 %
Consolidation, regulatory and other adjustments	(46)	(45)	(48)	(49)	(49)	(53)	(53)	8 %
Leverage exposure (fully loaded)	1,395	1,409	1,324	1,305	1,273	1,345	**1,304**	2 %
Leverage exposure (phase-in)[7]	1,396	1,409	1,324	1,305	1,273	1,345	**1,304**	2 %
Tier 1 capital (fully loaded)	52.9	52.0	52.5	52.4	52.1	52.3	**51.1**	(2)%
Leverage ratio (fully loaded)[1]	3.8 %	3.7 %	4.0 %	4.0 %	4.1 %	3.9 %	3.9 %	(0.2)ppt
Tier 1 capital (phase-in)	57.6	55.8	55.5	55.3	55.1	55.4	**54.1**	(2)%
Leverage ratio (phase-in)[1]	4.1 %	4.0 %	4.2 %	4.2 %	4.3 %	4.1 %	4.2 %	(0.2)ppt

For footnotes please refer to page 24.

Non-GAAP financial measures (1/4)
Return ratios

(In € m., unless stated otherwise)	FY 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018	Q1 2019	Q2 2019	Q2 2019 vs. Q2 2018	Q2 2019 vs. Q1 2019	H1 2018	H1 2019	H1 2019 vs. H1 2018
Group:													
Profit (loss) before tax	1,228	432	711	506	(319)	1,330	292	**(946)**	N/M	N/M	1,143	**(654)**	N/M
Profit (loss)	(735)	120	401	229	(409)	341	201	**(3,150)**	N/M	N/M	521	**(2,949)**	N/M
Profit (loss) attributable to noncontrolling interests	15	(0)	40	18	17	75	23	40	0 %	79 %	40	63	57 %
Profit (loss) attributable to Deutsche Bank shareholders and additional equity components	(751)	120	361	211	(425)	267	178	**(3,190)**	N/M	N/M	481	**(3,012)**	N/M
Profit (loss) attributable to additional equity components	325	77	80	81	82	319	81	82	2 %	1 %	157	162	3 %
Profit (loss) attributable to Deutsche Bank shareholders	(1,076)	43	282	130	(507)	(52)	97	**(3,272)**	N/M	N/M	325	**(3,174)**	N/M
Average allocated shareholders' equity	63,926	62,631	62,236	62,616	62,792	62,610	62,527	61,799	(1)%	(1)%	62,504	62,056	(1)%
Deduct: Average allocated goodwill and other intangible assets[22]	(8,881)	(8,606)	(8,136)	(8,255)	(8,378)	(8,382)	(8,374)	(8,038)	(1)%	(4)%	(8,421)	(8,178)	(3)%
Average allocated tangible shareholders' equity	55,045	54,025	54,100	54,361	54,414	54,228	54,153	**53,760**	(1)%	(1)%	54,082	**53,878**	(0)%
Post-tax return on average shareholders' equity[1,16]	(1.7) %	0.3 %	1.8 %	0.8 %	(3.2) %	(0.1) %	0.6 %	(21.2) %	(23.0)ppt	(21.8)ppt	1.0 %	(10.2) %	(11.3)ppt
Post-tax return on average tangible shareholders' equity[1,2,16]	(2.0) %	0.3 %	2.1 %	1.0 %	(3.7) %	(0.1) %	0.7 %	(24.3) %	(26.4)ppt	(25.1)ppt	1.2 %	(11.8) %	(13.0)ppt
Corporate Bank:													
Profit (loss) before tax	1,534	215	445	347	346	1,353	308	**(258)**	N/M	N/M	661	**51**	(92)%
Profit (loss)	1,028	155	320	250	249	974	222	**(186)**	N/M	N/M	476	**36**	(92)%
Profit (loss) attributable to noncontrolling interests	0	0	0	0	0	0	0	0	N/M	N/M	0	0	N/M
Profit (loss) attributable to Deutsche Bank shareholders and additional equity components	1,028	155	320	250	249	974	222	**(186)**	N/M	N/M	476	**36**	(92)%
Profit (loss) attributable to additional equity components	59	15	13	14	14	56	14	14	7 %	2 %	28	27	(2)%
Profit (loss) attributable to Deutsche Bank shareholders	969	140	307	236	235	919	208	**(199)**	N/M	N/M	448	**9**	(98)%
Average allocated shareholders' equity	11,968	11,015	9,616	9,885	10,074	10,252	9,744	9,609	(0)%	(1)%	10,418	9,667	(7)%
Deduct: Average allocated goodwill and other intangible assets	(1,053)	(949)	(865)	(769)	(649)	(825)	(641)	(589)	(32)%	(8)%	(944)	(610)	(35)%
Average allocated tangible shareholders' equity	10,915	10,066	8,750	9,116	9,425	9,426	9,103	**9,020**	3 %	(1)%	9,474	**9,058**	(4)%
Post-tax return on average shareholders' equity[1,16]	8.1 %	5.1 %	12.8 %	9.6 %	9.3 %	9.0 %	8.6 %	(8.3) %	(21.1)ppt	(16.9)ppt	8.6 %	0.2 %	(8.4)ppt
Post-tax return on average tangible shareholders' equity[1,2,16]	8.9 %	5.6 %	14.1 %	10.4 %	10.0 %	9.7 %	9.2 %	(8.8) %	(22.9)ppt	(18.0)ppt	9.5 %	0.2 %	(9.3)ppt
Investment Bank:													
Profit (loss) before tax	1,504	450	333	234	(144)	872	249	**225**	(32)%	(10)%	782	**473**	(40)%
Profit (loss)	1,008	324	239	168	(104)	628	179	**162**	(32)%	(10)%	563	**341**	(40)%
Profit (loss) attributable to noncontrolling interests	0	0	0	0	0	0	0	0	N/M	N/M	0	0	N/M
Profit (loss) attributable to Deutsche Bank shareholders and additional equity components	1,008	324	239	168	(104)	628	179	**162**	(32)%	(10)%	563	**341**	(40)%
Profit (loss) attributable to additional equity components	124	32	31	31	32	126	31	32	3 %	2 %	63	63	1 %
Profit (loss) attributable to Deutsche Bank shareholders	884	292	208	137	(136)	502	148	**130**	(38)%	(12)%	500	**277**	(45)%
Average allocated shareholders' equity	25,073	23,512	23,146	23,242	23,638	23,425	23,567	23,600	2 %	0 %	23,406	23,565	1 %
Deduct: Average allocated goodwill and other intangible assets	(1,378)	(1,495)	(2,061)	(2,294)	(2,453)	(2,057)	(2,452)	(2,314)	12 %	(6)%	(1,766)	(2,371)	34 %
Average allocated tangible shareholders' equity	23,695	22,016	21,084	20,947	21,186	21,367	21,115	**21,285**	1 %	1 %	21,640	**21,194**	(2)%
Post-tax return on average shareholders' equity[1,16]	3.5 %	5.0 %	3.6 %	2.4 %	(2.3) %	2.1 %	2.5 %	2.2 %	(1.4)ppt	(0.3)ppt	4.3 %	2.4 %	(1.9)ppt
Post-tax return on average tangible shareholders' equity[1,2,16]	3.7 %	5.3 %	4.0 %	2.6 %	(2.6) %	2.3 %	2.8 %	2.4 %	(1.5)ppt	(0.4)ppt	4.6 %	2.6 %	(2.0)ppt

For footnotes please refer to page 24.

Non-GAAP financial measures (2/4)

Return ratios

(In € m., unless stated otherwise)	FY 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018	Q1 2019	Q2 2019	Q2 2019 vs. Q2 2018	Q2 2019 vs. Q1 2019	H1 2018	H1 2019	H1 2019 vs. H1 2018
Private Bank:													
Profit (loss) before tax	200	343	170	117	(8)	621	196	**(330)**	N/M	N/M	513	**(135)**	N/M
Profit (loss)	134	247	122	84	(6)	447	141	**(238)**	N/M	N/M	369	**(97)**	N/M
Profit (loss) attributable to noncontrolling interests	0	0	0	0	0	0	0	0	N/M	N/M	0	0	N/M
Profit (loss) attributable to Deutsche Bank shareholders and additional equity components	134	247	122	84	(6)	447	141	**(238)**	N/M	N/M	369	**(97)**	N/M
Profit (loss) attributable to additional equity components	60	16	15	15	16	62	16	16	8 %	3 %	31	32	2 %
Profit (loss) attributable to Deutsche Bank shareholders	74	231	107	69	(22)	385	125	**(254)**	N/M	N/M	338	**(129)**	N/M
Average allocated shareholders' equity	13,670	13,080	12,064	12,389	12,594	12,613	12,641	12,663	5 %	0 %	12,643	12,638	(0)%
Deduct: Average allocated goodwill and other intangible assets	(2,124)	(2,038)	(1,973)	(2,061)	(2,112)	(2,064)	(2,110)	(2,026)	3 %	(4)%	(2,036)	(2,062)	1 %
Average allocated tangible shareholders' equity	11,547	11,043	10,092	10,328	10,483	10,549	10,531	**10,637**	5 %	1 %	10,607	**10,577**	(0)%
Post-tax return on average shareholders' equity[1,18]	0.5 %	7.1 %	3.6 %	2.2 %	(0.7) %	3.1 %	4.0 %	(8.0) %	(11.6)ppt	(12.0)ppt	5.3 %	(2.0) %	(7.4)ppt
Post-tax return on average tangible shareholders' equity[1,2,18]	0.6 %	8.4 %	4.3 %	2.7 %	(0.8) %	3.6 %	4.8 %	(9.6) %	(13.8)ppt	(14.3)ppt	6.4 %	(2.4) %	(8.8)ppt
Asset Management:													
Profit (loss) before tax	732	72	94	144	59	368	97	**89**	(5)%	(8)%	165	**186**	12 %
Profit (loss)	491	52	67	103	43	265	70	**64**	(5)%	(8)%	119	**134**	12 %
Profit (loss) attributable to noncontrolling interests	0	0	0	0	0	0	0	0	N/M	N/M	0	0	N/M
Profit (loss) attributable to Deutsche Bank shareholders and additional equity components	491	52	67	103	43	265	70	**64**	(5)%	(8)%	119	**134**	12 %
Profit (loss) attributable to additional equity components	5	1	2	2	2	8	2	2	28 %	(0)%	3	5	57 %
Profit (loss) attributable to Deutsche Bank shareholders	486	51	66	101	40	257	67	**62**	(6)%	(8)%	116	**129**	11 %
Average allocated shareholders' equity	4,550	4,487	4,465	4,567	4,590	4,534	4,653	4,674	5 %	0 %	4,486	4,666	4 %
Deduct: Average allocated goodwill and other intangible assets[22]	(3,680)	(3,654)	(3,084)	(2,969)	(3,003)	(3,177)	(3,016)	(3,033)	(2)%	1 %	(3,337)	(3,025)	(9)%
Average allocated tangible shareholders' equity	870	833	1,381	1,598	1,587	1,357	1,638	**1,640**	19 %	0 %	1,150	**1,641**	43 %
Post-tax return on average shareholders' equity[1,18]	10.7 %	4.5 %	5.9 %	8.9 %	3.5 %	5.7 %	5.8 %	5.3 %	(0.6)ppt	(0.5)ppt	5.2 %	5.5 %	0.4 ppt
Post-tax return on average tangible shareholders' equity[1,2,18]	55.8 %	24.2 %	19.0 %	25.3 %	10.1 %	19.0 %	16.4 %	15.1 %	(3.9)ppt	(1.3)ppt	20.2 %	15.7 %	(4.5)ppt
Corporate & Other:													
Profit (loss) before tax	(1,105)	(173)	(129)	(23)	(109)	(433)	(15)	**101**	N/M	N/M	(302)	**86**	N/M
Profit (loss)	(2,298)	(316)	(204)	(152)	(257)	(928)	(21)	**(2,396)**	N/M	N/M	(519)	**(2,417)**	N/M
Profit (loss) attributable to noncontrolling interests	15	(0)	40	18	17	75	23	40	0 %	79 %	40	63	57 %
Profit (loss) attributable to Deutsche Bank shareholders and additional equity components	(2,313)	(315)	(244)	(170)	(274)	(1,003)	(43)	**(2,436)**	N/M	N/M	(559)	**(2,479)**	N/M
Profit (loss) attributable to additional equity components	0	0	0	0	0	0	0	0	N/M	N/M	0	0	N/M
Profit (loss) attributable to Deutsche Bank shareholders	(2,313)	(315)	(244)	(170)	(274)	(1,003)	(43)	**(2,436)**	N/M	N/M	(559)	**(2,479)**	N/M
Average allocated shareholders' equity	752	0	0	0	(0)	0	0	0	(80)%	(31)%	0	0	(62)%
Deduct: Average allocated goodwill and other intangible assets	(42)	(0)	(0)	(0)	(0)	(0)	(0)	0	N/M	N/M	(0)	(0)	(54)%
Average allocated tangible shareholders' equity	710	(0)	0	(0)	(0)	(0)	(0)	**0**	N/M	N/M	0	**(0)**	N/M
Post-tax return on average shareholders' equity[1,18]	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M
Post-tax return on average tangible shareholders' equity[1,2,18]	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M

For footnotes please refer to page 24.

Non-GAAP financial measures (3/4)
Return ratios

(In € m., unless stated otherwise)	FY 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018	Q1 2019	Q2 2019	Q2 2019 vs. Q2 2018	Q2 2019 vs. Q1 2019	H1 2018	H1 2019	H1 2019 vs. H1 2018
Core Bank[1]:													
Profit (loss) before tax	2,866	906	913	819	144	2,781	834	**(173)**	N/M	N/M	1,819	**660**	(64)%
Profit (loss)	363	462	546	454	(75)	1,386	591	**(2,594)**	N/M	N/M	1,008	**(2,003)**	N/M
Profit (loss) attributable to noncontrolling interests	15	(0)	40	18	17	75	23	40	0 %	79 %	40	63	57 %
Profit (loss) attributable to Deutsche Bank shareholders and additional equity components	347	462	506	436	(92)	1,311	568	**(2,634)**	N/M	N/M	968	**(2,066)**	N/M
Profit (loss) attributable to additional equity components	247	64	61	62	64	252	63	64	6 %	2 %	125	127	2 %
Profit (loss) attributable to Deutsche Bank shareholders	100	398	445	374	(156)	1,060	505	**(2,698)**	N/M	N/M	843	**(2,193)**	N/M
Average allocated shareholders' equity	56,013	52,094	49,291	50,082	50,896	50,823	50,605	50,545	3 %	(0)%	50,953	50,537	(1)%
Deduct: Average allocated goodwill and other intangible assets[22]	(8,276)	(8,136)	(7,984)	(8,093)	(8,216)	(8,123)	(8,218)	(7,962)	(0)%	(3)%	(8,083)	(8,068)	(0)%
Average tangible shareholders' equity	47,737	43,958	41,307	41,989	42,680	42,700	42,387	**42,583**	3 %	0 %	42,870	**42,469**	(1)%
Post-tax return on average shareholders' equity[1,16]	0.2 %	3.1 %	3.6 %	3.0 %	(1.2) %	2.1 %	4.0 %	(21.4) %	(25.0)ppt	(25.3)ppt	3.3 %	(8.7) %	(12.0)ppt
Post-tax return on average tangible shareholders' equity[1,2,16]	0.2 %	3.6 %	4.3 %	3.6 %	(1.5) %	2.5 %	4.8 %	(25.3) %	(29.7)ppt	(30.1)ppt	3.9 %	(10.3) %	(14.3)ppt
Capital Release Unit:													
Profit (loss) before tax	(1,639)	(474)	(201)	(312)	(463)	(1,451)	(542)	**(772)**	N/M	42 %	(675)	**(1,315)**	95 %
Profit (loss)	(1,098)	(342)	(145)	(225)	(333)	(1,044)	(390)	**(556)**	N/M	42 %	(486)	**(946)**	95 %
Profit (loss) attributable to noncontrolling interests	0	0	0	0	0	0	0	0	N/M	N/M	0	0	N/M
Profit (loss) attributable to Deutsche Bank shareholders and additional equity components	(1,098)	(342)	(145)	(225)	(333)	(1,044)	(390)	**(556)**	N/M	42 %	(486)	**(946)**	95 %
Profit (loss) attributable to additional equity components	78	13	19	18	18	68	17	17	(8)%	(2)%	32	35	9 %
Profit (loss) attributable to Deutsche Bank shareholders	(1,176)	(355)	(163)	(243)	(351)	(1,112)	(408)	**(573)**	N/M	41 %	(518)	**(981)**	89 %
Average allocated shareholders' equity	7,913	10,537	12,945	12,534	11,896	11,787	11,922	11,254	(13)%	(6)%	11,551	11,518	(0)%
Deduct: Average allocated goodwill and other intangible assets	(605)	(470)	(153)	(162)	(162)	(259)	(156)	(77)	(50)%	(51)%	(339)	(110)	(68)%
Average tangible shareholders' equity	7,308	10,067	12,792	12,372	11,734	11,528	11,766	**11,177**	(13)%	(5)%	11,212	**11,409**	2 %
Post-tax return on average shareholders' equity[1,16]	(14.9) %	(13.5) %	(5.1) %	(7.8) %	(11.8) %	(9.4) %	(13.7) %	(20.4) %	(15.3)ppt	(6.7)ppt	(9.0) %	(17.0) %	(8.1)ppt
Post-tax return on average tangible shareholders' equity[1,2,16]	(16.1) %	(14.1) %	(5.1) %	(7.9) %	(12.0) %	(9.6) %	(13.9) %	(20.5) %	(15.4)ppt	(6.7)ppt	(9.2) %	(17.2) %	(8.0)ppt

For footnotes please refer to page 24.

Non-GAAP financial measures (4/4)
Per Share information, funded assets

(In € m, unless stated otherwise)	FY 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018	Q1 2019	Q2 2019	Q2 2019 vs. Q2 2018	Q2 2019 vs. Q1 2019	H1 2018	H1 2019	H1 2019 vs. H1 2018
Earnings per share measure:													
Profit (loss) attributable to Deutsche Bank shareholders after AT1-coupon adjustment (in € m)	(1,049)	120	69	211	(425)	(26)	178	(3,520)	N/M	N/M	189	(3,342)	N/M
Weighted-average shares outstanding	1,968	2,095	2,104	2,104	2,104	2,102	2,097	2,114	0 %	1 %	2,100	2,106	0 %
Adjusted weighted-average shares after assumed conversions	1,968	2,151	2,155	2,157	2,104	2,102	2,152	2,114	(2)%	(2)%	2,153	2,106	(2)%
Basic earnings per share (in €)[5]	€ (0.53)	€ 0.06	€ 0.03	€ 0.10	€ (0.20)	€ (0.01)	€ 0.08	**€ (1.66)**	N/M	N/M	€ 0.09	**€ (1.59)**	N/M
Diluted earnings per share (in €)[1,5]	€ (0.53)	€ 0.06	€ 0.03	€ 0.10	€ (0.20)	€ (0.01)	€ 0.08	**€ (1.66)**	N/M	N/M	€ 0.09	**€ (1.59)**	N/M
Book Value per basic share outstanding:													
Total shareholders' equity (Book value)	63,174	61,943	62,656	62,577	62,495	62,495	62,914	**58,742**	(6)%	(7)%	62,656	**58,742**	(6)%
Number of shares issued	2,067	2,067	2,067	2,067	2,067	2,067	2,067	2,067	0 %	0 %	2,067	2,067	0 %
Treasury shares	(0)	(1)	(7)	(2)	(1)	(1)	(4)	(2)	(73)%	(50)%	(7)	(2)	(73)%
Vested share awards	29	32	41	38	40	40	45	50	24 %	11 %	41	50	24 %
Basic Shares Outstanding	2,095	2,098	2,100	2,103	2,105	2,105	2,108	**2,115**	1 %	0 %	2,100	**2,115**	1 %
Book value per basic share outstanding in €	€ 30.16	€ 29.53	€ 29.83	€ 29.75	€ 29.69	€ 29.69	€ 29.84	**€ 27.77**	(7)%	(7)%	€ 29.83	**€ 27.77**	(7)%
Tangible book value per basic share outstanding:													
Total shareholders' equity (Book value)	63,174	61,943	62,656	62,577	62,495	62,495	62,914	58,742	(6)%	(7)%	62,656	58,742	(6)%
Deduct: Goodwill and other intangible assets[22]	8,839	8,019	8,223	8,295	8,372	8,372	8,404	6,938	(16)%	(17)%	8,223	6,938	(16)%
Tangible shareholders' equity (Tangible book value)	54,335	53,924	54,433	54,283	54,122	54,122	54,509	**51,804**	(5)%	(5)%	54,433	**51,804**	(5)%
Number of shares issued	2,067	2,067	2,067	2,067	2,067	2,067	2,067	2,067	0 %	0 %	2,067	2,067	0 %
Treasury shares	(0)	(1)	(7)	(2)	(1)	(1)	(4)	(2)	(73)%	(50)%	(7)	(2)	(73)%
Vested share awards	29	32	41	38	40	40	45	50	24 %	11 %	41	50	24 %
Basic Shares Outstanding	2,095	2,098	2,100	2,103	2,105	2,105	2,108	**2,115**	1 %	0 %	2,100	**2,115**	1 %
Tangible book value per basic share outstanding in €	€ 25.94	€ 25.71	€ 25.91	€ 25.81	€ 25.71	€ 25.71	€ 25.86	**€ 24.49**	(5)%	(5)%	€ 25.91	**€ 24.49**	(5)%
Net assets (in € bn.)													
Total assets	1,475	1,478	1,421	1,380	1,348	1,348	1,437	**1,436**	1 %	(0)%	1,421	**1,436**	1 %
Deduct: Derivatives (incl. hedging derivatives) credit line netting	288	269	278	258	253	253	263	292	5 %	11 %	278	292	5 %
Deduct: Derivatives cash collateral received / paid	72	69	71	66	68	68	70	79	12 %	13 %	71	79	12 %
Deduct: Securities Financing Transactions credit line netting	1	5	1	1	1	1	1	1	(7)%	13 %	1	1	(7)%
Deduct: Pending settlements netting	20	47	45	40	18	18	40	42	(6)%	6 %	45	42	(6)%
Net assets[1,4]	1,095	1,088	1,026	1,016	1,010	1,010	1,063	**1,022**	(0)%	(4)%	1,026	**1,022**	(0)%

For footnotes please refer to page 24.

Definition of certain financial measures (1/3)

Non-GAAP Financial Measures

This document and other documents the Group has published or may publish contain non-GAAP financial measures. Non-GAAP financial measures are measures of the Group's historical or future performance, financial position or cash flows that contain adjustments that exclude or include amounts that are included or excluded, as the case may be, from the most directly comparable measure calculated and presented in accordance with IFRS in the Group's financial statements.

Return on Equity Ratios

The Group reports a post tax return on average shareholders' equity and a post-tax return on average tangible shareholders' equity, each of which is a non-GAAP financial measure.

The post-tax returns on average shareholders' equity and average tangible shareholders' equity are calculated as profit (loss) attributable to Deutsche Bank shareholders after AT1 coupon assumed dividend accruals as a percentage of average shareholders' equity and average tangible shareholders' equity, respectively.

Profit (loss) attributable to Deutsche Bank shareholders after AT1 coupon payments for the segments is a non-GAAP financial measure and is defined as profit (loss) excluding post-tax profit (loss) attributable to noncontrolling interests and excluding AT1 coupon payments, which are allocated to segments based on their allocated average tangible shareholders' equity.

For the Group, it reflects the reported effective tax rate which was 160 % for FY 2017, 72 % for Q1 2018, 44 % for Q2 2018, 55 % for Q3 2018, (28)% for Q4 2018, 74 % for FY 2018, 31 % for Q1 2019, (233)% for Q2 2019, 54 % for 1H 2018 and (351)% for 1H 2019.

For the segments, the applied tax rate was 28 % for 2019, 28% for all quarters in 2018 and 33 % for 2017.

At the Group level, tangible shareholders' equity is shareholders' equity as reported in the Consolidated Balance Sheet excluding goodwill and other intangible assets. Tangible shareholders' equity for the segments is calculated by deducting goodwill and other intangible assets from shareholders' equity as allocated to the segments. Shareholders' equity and tangible shareholders' equity are presented on an average basis.

The Group believes that a presentation of average tangible shareholders' equity makes comparisons to its competitors easier, and refers to this measure in the return on equity ratios presented by the Group. However, average tangible shareholders' equity is not a measure provided for in IFRS, and the Group's ratios based on this measure should not be compared to other companies' ratios without considering differences in the calculations.

Allocation of Average Shareholders' Equity

Shareholders' equity is fully allocated to the Group's segments based on the regulatory capital demand of each segment. Regulatory capital demand reflects the combined contribution of each segment to the Groups' Common Equity Tier 1 ratio, the Groups' Leverage ratio and the Group's Capital Loss under Stress.

Contributions in each of the three dimensions are weighted to reflect their relative importance and level of constraint for the Group.

Contributions to the Common Equity Tier 1 ratio and the Leverage ratio are measured through Risk Weighted Assets (RWA) and Leverage Ratio Exposure assuming full implementation of CRR/CRD 4 rules. The Group's Capital Loss under Stress is a measure of the Group's overall economic risk exposure under a defined stress scenario.

Goodwill and other intangible assets are directly attributed to the Group's segments in order to allow the determination of allocated tangible shareholders' equity and the respective returns.

Shareholders' equity and tangible shareholders' equity is allocated on a monthly basis and averaged across quarters and for the full year. 2017 has been restated.

Definition of certain financial measures (2/3)

Adjusted costs

Adjusted costs is one of the key performance indicators and is a non-GAAP financial measure for which the most directly comparable IFRS financial measure is noninterest expenses. Adjusted costs is calculated by deducting (i) impairment of goodwill and other intangible assets, (ii) litigation charges, net and (iii) restructuring and severance from noninterest expenses under IFRS. The Group believes that a presentation of noninterest expenses excluding the impact of these items provides a more meaningful depiction of the costs associated with our operating businesses.

Transformation charges

Transformation Charges are costs, originally included in adjusted costs, that are directly related to Deutsche Bank's transformation as a result of the new strategy announced on July 7, 2019. In the second quarter 2019, such charges included the transformation-related impairment of software, provisions for existing service contracts as well as the quarterly amortization on software related to the Equities Sales and Trading business. Any other costs related to Deutsche Bank's ongoing business, even if related to the Capital Release Unit (CRU), do not qualify as Transformation Charges.

Fully loaded CRR/CRD 4 Measures

Since January 1, 2014, our regulatory assets, exposures, risk-weighted assets, capital and ratios thereof are calculated for regulatory purposes under CRR/CRD4. CRR/CRD 4 provides for "transitional" (or "phase-in") rules, under which capital instruments that are no longer eligible under the new rules are permitted to be phased out as the new rules on regulatory adjustments are phased in, as well as regarding the risk weighting of certain categories of assets (e.g., grandfathering of equity investments at a risk-weight of 100 %).

We also set forth in this and other documents such CRR/CRD 4 measures on a "fully loaded" basis, reflecting full application of the rules without consideration of the transitional provisions under CRR/CRD 4.

For the transitional CRR/CRD 4 CET1 and RWA numbers, these transitional arrangements have been considered lastly for December 31, 2017 and expired thereafter. Consequently, for periods after December 31, 2017, transitional rules have not been applied to CET1 and RWA numbers, resulting in no difference for CET1 capital and RWA under the fully loaded or transitional regime.

For descriptions of these fully loaded CRR/CRD 4 measures and the differences from the most directly comparable measures under the CRR/CRD 4 transitional rules, please refer to (i) "Management Report: Risk Report: Risk and Capital Performance: Capital, Leverage Ratio and MREL" on pages 90 through 103 of our Annual Report 2018, in particular the subsections thereof entitled "Development of Regulatory Capital", "Development of Risk-Weighted Assets" and "Leverage Ratio", and "Supplementary Information (Unaudited): Non-GAAP Financial Measures: Fully loaded CRR/CRD 4 Measures" on page 419 of our Annual Report 2018 and (ii) the sections "Risk information" and "Non-GAAP financial measures" of our 1Q19 Earnings Release and 2Q19 Interim Report. Such sections also provide reconciliation to the respective CRR/CRD 4 transitional or IFRS values.

Net assets

Net assets are defined as IFRS Total assets adjusted to reflect the recognition of legal netting agreements, offsetting of cash collateral received and paid and offsetting pending settlements balances.

Book Value and Tangible Book Value per Basic Share Outstanding

Book value per basic share outstanding and tangible book value per basic share outstanding are non-GAAP financial measures that are used and relied upon by investors and industry analysts as capital adequacy metrics. Book value per basic share outstanding represents the Bank's total shareholders' equity divided by the number of basic shares outstanding at period-end. Tangible book value represents the Bank's total shareholders' equity less goodwill and other intangible assets. Tangible book value per basic share outstanding is computed by dividing tangible book value by period-end basic shares outstanding.

Definition of certain financial measures (3/3)

Core Bank

The Core Bank represents the Group excluding the Capital Release Unit (CRU).

Cost ratios

Cost/income ratio: Noninterest expenses as a percentage of total net revenues, which are defined as net interest income before provision for credit losses plus noninterest income.

Compensation ratio: Compensation and benefits as a percentage of total net revenues, which are defined as net interest income before provision for credit losses plus noninterest income.

Noncompensation ratio: Noncompensation noninterest expenses, which are defined as total noninterest expenses less compensation and benefits, as a percentage of total net revenues, which are defined as net interest income before provision for credit losses plus noninterest income.

Other key ratios

Diluted earnings per share: Profit (loss) attributable to Deutsche Bank shareholders, which is defined as net income (loss) excluding noncontrolling interests, divided by the weighted-average number of diluted shares outstanding. Diluted earnings per share assume the conversion into common shares of outstanding securities or other contracts to issue common stock, such as share options, convertible debt, unvested deferred share awards and forward contracts.

Book value per basic share outstanding: Book value per basic share outstanding is defined as shareholders' equity divided by the number of basic shares outstanding (both at period end).

Tangible book value per basic share outstanding: Tangible book value per basic share outstanding is defined as shareholders' equity less goodwill and other intangible assets, divided by the number of basic shares outstanding (both at period-end).

Tier 1 capital ratio: Tier 1 capital, as a percentage of the risk-weighted assets for credit, market and operational risk.

Common Equity Tier 1 capital ratio: Common Equity Tier 1 capital, as a percentage of the risk-weighted assets for credit, market and operational risk.

Fully loaded CRR/CRD4 Leverage Ratio: Tier 1 capital (CRR/CRD4 fully loaded), as a percentage of the CRR/CRD4 leverage ratio exposure measure (fully loaded).

Phase-in CRR/CRD4 Leverage Ratio: Tier 1 capital (CRR/CRD4 phase-in), as a percentage of the CRR/CRD4 leverage ratio exposure measure (phase-in until Q4 2017, fully loaded starting Q1 2018).

Net interest margin: For Group and Divisions, Net interest income (before provision for credit losses) as a percentage of average total interest earnings assets. Net interest margins per division are based on their contribution to the Group results. For FY 2017, numbers for the new segment composition as of the 3rd quarter 2019 are not available on a monthly basis therefore an average balance cannot be calculated.

Average yield on loans: Interest income on loans as a percentage of average loans at amortized cost.

Footnotes

1. Definitions of certain financial measures are provided on pages 21-23 of this document.
2. The reconciliation of average tangible shareholders' equity is provided on pages 17-19 of this document.
3. The reconciliation of adjusted costs is provided on page 3 of this document.
4. At period end.
5. Regulatory capital amounts, risk weighted assets and capital ratios are based upon CRR/CRD 4 fully-loaded.
6. We calculate our leverage ratio exposure on a fully loaded basis in accordance with Article 429 of the CRR as per Delegated Regulation (EU) 2015/62 of October 10, 2014 published in the Official Journal of the European Union on January 17, 2015 amending Regulation (EU) No 575/2013.
7. For the transitional CRR/CRD 4 CET1, RWA and Leverage exposure numbers the transitional arrangements have been considered lastly for December 31, 2017 and expired thereafter, resulting in no difference anymore for CET1 capital, RWA and CRR/CRD 4 Leverage exposure measure.
8. Earnings were adjusted by € 330 million before tax, € 292 million and € 298 million net of tax for the coupons paid on Additional Tier 1 Notes in April 2019, April 2018 and April 2017, respectively. In 2019 the tax impact is recognized in net income (loss) directly. The coupons paid on Additional Tier 1 Notes are not attributable to Deutsche Bank shareholders and therefore need to be deducted in the calculation in accordance with IAS 33.
   Diluted Earnings per Common Share include the numerator effect of assumed conversions. In case of a net loss potentially dilutive shares are not considered for the earnings per share calculation, because to do so would decrease the net loss per share.
9. Q2 2019 includes €491 million impairment of goodwill related to the Cash Generating Unit Global Transaction Banking & Corporate Finance (GTB & CF) within the former Corporate & Investment Bank corporate division.
10. Includes Additional Tier 1 Notes, which constitute unsecured and subordinated notes of Deutsche Bank and are classified as equity in accordance with IFRS.
11. Includes net interest income and net gains (losses) on financial assets/liabilities at fair value through profit or loss, net fee and commission income and remaining revenues.
12. Covers operations in Belgium, India, Italy and Spain.
13. Reflects front office employees and related infrastructure employees on an allocated basis.
14. Segment assets represent consolidated view, i.e. the amounts do not include intersegment balances (except for Central Liquidity Reserves, Shorts Coverage, Liquidity Portfolio and Repack reallocations, regarding assets consumed by other segments but managed by CB/ IB).
15. Contains Group-neutral reallocation of Central Liquidity Reserves to business divisions.
16. Based on Profit (loss) attributable to Deutsche Bank shareholders (Post-tax).
17. Assets under Management include assets held on behalf of customers for investment purposes and/or assets that are managed by DB. They are managed on a discretionary or advisory basis or are deposited with DB.
18. Annualized management fees divided by average Assets under Management.
19. IFRS 9 introduces a three stage approach to impairment for Financial Assets that are not credit-impaired at the date of origination or purchase. This approach is summarized as follows:
    Stage 1: The Group recognizes a credit loss allowance at an amount equal to 12-month expected credit losses.
    Stage 2: The Group recognizes a credit loss allowance at an amount equal to lifetime expected credit losses for those Financial Assets which are considered to have experienced a significant increase in credit risk since initial recognition.
    Stage 3: The Group recognizes a loss allowance at an amount equal to lifetime expected credit losses, reflecting a Probability of Default of 100 %, via the expected recoverable cash flows for the asset, for those Financial Assets that are credit-impaired. POCI = Purchased or Originated Credit Impaired.
20. Financial Assets at Amortized Cost consist of: Loans at Amortized Cost, Cash and central bank balances, Interbank balances (w/o central banks), Central bank funds sold and securities purchased under resale agreements, Securities borrowed and certain subcategories of Other assets.
21. Allowance for credit losses does not include allowance for country risk for Amortized Cost and Off-Balance Sheet positions.
22. Since Q1 2018 Goodwill and other intangible assets attributable to the partial sale of DWS are excluded.